Exhibit 99.1

news release

Omnicare Reports First-Quarter 2014 Financial Results

CINCINNATI, April 23, 2014 - Omnicare, Inc. (NYSE:OCR) reported today financial results for its first-quarter ended March 31, 2014.

First-Quarter Highlights:

•	Net sales increase of 7.7% to $1.6 billion

•	Adjusted cash earnings per diluted share from continuing operations 8.3% higher to $0.91; GAAP earnings per diluted share of $0.59

•	Adjusted EBITDA from continuing operations up 10.4% to $178 million

•	Cash flows from continuing operations increase of 61% to $172 million

“We are pleased with our first quarter results from continuing operations with net sales up nearly 8% and adjusted EBITDA from continuing operations marking another double-digit increase,” said John Workman, Omnicare's Chief Executive Officer. "Our strong first-quarter results demonstrate our sound financial footing and the progress we have made as an organization. It also sets the foundation for our previously announced leadership transition whereupon Nitin Sahney will become our new CEO upon my retirement.”

First-Quarter Results

Financial results from continuing operations for the quarter ended March 31, 2014, as compared with the same prior-year period, were as follows:

•	Net sales were $1,571 million versus $1,459 million

•	Gross profit was $358 million as compared with $350 million

•	GAAP earnings per share was $0.59 versus $0.45

•	Adjusted cash earnings per diluted share was $0.91 versus $0.84

•	Adjusted EBITDA was $178 million versus $161 million

Cash flows from continuing operations for the quarter ended March 31, 2014 were $172 million versus $106 million in the comparable prior-year quarter.

“Our first quarter results mark a successful start to 2014,” said Nitin Sahney, Omnicare's President and Chief Operating Officer. "Both of our operating segments performed well as improved volumes were instrumental to another solid demonstration of organic growth. We remain confident in the prospects for our underlying operations and our ability to effectively leverage our value proposition in the marketplace.”

Financial Position

Omnicare concluded the first-quarter of 2014 with no borrowings outstanding on its revolving credit facility, other than approximately $14 million in standby letters of credit, and $347 million in cash on its balance sheet.

In the first quarter, Omnicare repurchased 1.6 million shares for an aggregate amount of $95 million. As of March 31, 2014, the Company had approximately $405 million of availability under its current share repurchase authorization.

"During the first quarter, our strong working capital management and solid earnings growth yielded an impressive level of operating cash flows," said Rocky Kraft, Omnicare's Chief Financial Officer. "We leveraged our robust cash flow performance to return more than $115 million to shareholders through share repurchases and dividends while also making additional investments in the business."

To facilitate comparisons and to enhance the understanding of core operating performance, discussions in this news release include financial measures that are adjusted from the comparable amounts under GAAP to exclude the impact of the special items discussed elsewhere herein, and to present results on a continuing operations basis. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted at the Investor Relations section of Omnicare's website at http://ir.omnicare.com. Additionally, the Company will make supplemental slides available in the same section on its website today that will include the number of scripts dispensed and other information relevant to Omnicare's operations.

Segment Information

Financial results for the Long-Term Care Group for the first-quarter ended March 31, 2014 were as follows:

•	Net sales of $1,191 million were 4.3% higher than $1,142 million in the same prior-year period

•	Adjusted operating income of $162.1 million increased 4.4% from $155.2 million in the same prior-year period

Financial results for the Specialty Care Group for the first-quarter ended March 31, 2014 were as follows:

•	Net sales of $380 million were 20% higher than $317 million in the same prior-year period

•	Operating income of $31.7 million increased 13% from $28.1 million in the same prior-year period

Special Items

The results for the first-quarters ended March 31, 2014 and 2013 include the impact of special items and cash EPS adjustments as follows:

	Three months ended March 31,
	2014		2013
	After-tax impact	Per diluted share	After-tax impact	Per diluted share
Special Items Adj.	$14.4M	$0.13	$20.1M	$0.19
Cash EPS Adj.	$20.0M	$0.19	$21.3M	$0.20

All special items and cash EPS adjustments have been described in further detail in the “Footnotes and Definitions to Financial Information” section elsewhere herein.

Outlook

For the full year 2014, Omnicare reaffirmed its previous expectations as the following:

Current Guidance
Revenue	$6.3B to $6.4B
Adjusted cash earnings per diluted share (excluding special items)	$3.64 to $3.72
Cash flows from operations (excluding settlement payments)	$475M to $550M

Webcast Today

Omnicare will hold a conference call to discuss its first-quarter 2014 financial results today, Wednesday, April 23, at 9:00 a.m. ET. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations section of Omnicare's website at http://ir.omnicare.com. An archived replay will be made available on the website following the conclusion of the conference call.

About Omnicare

Omnicare, Inc., a Fortune 500 company based in Cincinnati, Ohio, provides comprehensive pharmaceutical services to patients and providers across the United States. As the market-leader in professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other chronic care institutions, Omnicare leverages its unparalleled clinical insight into the geriatric market along with some of the industry's most innovative technological capabilities to the benefit of its long-term care customers. Omnicare also provides specialty pharmacy and key commercialization services for the bio-pharmaceutical industry through its Specialty Care Group. For more information, visit www.omnicare.com.

Forward-looking Statements

In addition to historical information, this report contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management's current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company's Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare and pharmaceutical industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions on favorable terms or at all; trends for the continued growth of the Company's businesses; trends in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company's customers and the ability of the Company to assess and react to such financial condition; the ability of vendors and business partners to continue to provide products and services to the Company; the successful integration of acquired companies and realization of contemplated synergies; the continued availability of suitable acquisition candidates; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; variations in demand for the Company's products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, including its implementing regulations and any subregulatory guidance; reimbursement and drug pricing policies and changes in the interpretation and application of such policies, including changes in calculation of average wholesale price; discontinuation of reporting average wholesale price, and/or implementation of new pricing benchmarks; legislative and regulatory changes impacting long term care pharmacies or specialty pharmacies; government budgetary pressures and shifting priorities; federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company's contracts with pharmaceutical benefit managers, Medicare Part D Plan sponsors and/or commercial health insurers or to the proportion of the Company's business covered by specific contracts; the outcome of disputes and litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of executive separations; the impact of benefit plan terminations; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances which result in an impairment of assets, including but not limited to, goodwill and identifiable intangible assets; the final outcome of divestiture activities; market conditions; the outcome of audit, compliance, administrative, regulatory, or investigatory reviews; volatility in the market for the Company's stock and in the financial markets generally; access to adequate capital and financing; changes in our credit ratings given by rating agencies; timing of conversions of our convertible debt; changes in tax laws and regulations; changes in accounting rules and standards; the impacts of potential cybersecurity risks and/or incidents; costs to comply with the Company's Corporate Integrity Agreement; and unexpected costs and interruptions from the implementation of our new information technology system. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company's actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

# # #

Contact:

Patrick C. Lee
(513) 719-1507
patrick.lee@omnicare.com

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
($000s, except per share amounts)
Unaudited

	Three months ended
	March 31, 2014	March 31, 2013
Net sales	$1,571,038	$1,458,945
Cost of sales	1,212,584	1,109,241
Gross profit	358,454	349,704
Selling, general and administrative expenses	186,813	190,693
Provision for doubtful accounts	21,561	24,010
Settlement, litigation and other related charges	7,052	22,619
Other charges	10,276	4,006
Operating income	132,752	108,376
Interest expense, net of investment income	(29,441)	(29,462)
Income from continuing operations before income taxes	103,311	78,914
Income tax provision	39,673	30,600
Income from continuing operations	63,638	48,314
Loss from discontinued operations	136	6,040
Net income	$63,774	$54,354

Earnings per common share - Diluted:
Continuing operations	$0.59	$0.45
Discontinued Operations	—	0.06
Net Income	$0.59	$0.51

Weighted average number of common shares outstanding:
Diluted	$107,767	$107,466

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Consolidated Balance Sheets
($000s)
Unaudited

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$346,987	$356,001
Accounts receivable, less allowances	755,620	695,684
Inventories	442,634	512,418
Deferred income tax benefits	126,738	135,094
Other current assets	277,113	265,536
Current assets of discontinued operations	46,659	49,995
Total current assets	1,995,751	2,014,728
Properties and equipment, at cost less accumulated depreciation	317,856	305,888
Goodwill	4,057,456	4,057,456
Identifiable intangible assets, less accumulated amortization	122,057	129,974
Other noncurrent assets	95,999	96,722
Noncurrent assets of discontinued operations	85,059	87,078
Total noncurrent assets	4,678,427	4,677,118
Total assets	$6,674,178	$6,691,846
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$231,639	$181,022
Accrued employee compensation	45,593	50,240
Current debt	528,475	527,204
Other current liabilities	307,160	355,845
Current liabilities of discontinued operations	17,407	18,846
Total current liabilities	1,130,274	1,133,157
Long-term debt, notes and convertible debentures	1,417,491	1,418,819
Deferred income tax liabilities	1,023,415	1,012,733
Other noncurrent liabilities	54,649	53,835
Noncurrent liabilities of discontinued operations	840	1,398
Total noncurrent liabilities	2,496,395	2,486,785
Total liabilities	3,626,669	3,619,942

Convertible debt	329,425	331,101

Stockholders' equity	2,718,084	2,740,803
Total liabilities and stockholders' equity	$6,674,178	$6,691,846

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Statements of Cash Flows, GAAP Basis
($000s)
Unaudited

Three months ended
March 31, 2014
Cash flows from operating activities:
Net income (loss)	$63,774
(Income) loss from discontinued operations	(136)
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	13,934
Amortization	19,802
Changes in certain assets and liabilities, net of effects from acquisition and divestiture of businesses:
Accounts receivable, net of provision for doubtful accounts	(64,041)
Inventories	69,784
Current and noncurrent assets	(4,450)
Accounts payable	54,154
Accrued employee compensation	(4,647)
Current and noncurrent liabilities	23,412
Net cash flows from operating activities	171,586
Net cash flows from operating activities of discontinued operations	5,912
Net cash flows from operating activities	177,498
Cash flows from investing activities:
Divestiture of businesses, net	3,629
Capital expenditures	(26,165)
Other	12
Net cash flows used in investing activities of continuing operations	(22,524)
Net cash flows used in investing activities of discontinued operations	(296)
Net cash flows used in investing activities	(22,820)
Cash flows from financing activities:
Payments on term loans	(5,313)
Payments on long-term borrowings and obligations	(39,030)
Decrease in cash overdraft balance	(3,537)
Payments for Omnicare common stock repurchases	(95,417)
Proceeds for stock awards and exercise of stock options, net of stock tendered in payment	3,968
Dividends paid	(19,596)
Other	849
Net cash flows used in financing activities	(158,076)
Net increase (decrease) in cash and cash equivalents	(3,398)
Less increase (decrease) in cash and cash equivalents from discontinued operations	5,616
Increase (decrease) in ash and cash equivalents from continuing operations	(9,014)
Cash and cash equivalents at beginning of period	356,001
Cash and cash equivalents at end of period	$346,987

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis
($000s, except per share amounts)
Unaudited

	Three months ended
	March 31, 2014	March 31, 2013
Adjusted earnings per share ("EPS") from continuing operations:
Diluted earnings per share from continuing operations	$0.59	$0.45

Special Items: (a)
Settlement, litigation and other related charges	0.04	0.13
Other charges	0.06	0.02
Amortization of discount on convertible notes	0.03	0.03
Total Special Items	0.13	0.19
Cash EPS Adjustments	0.19	0.20
Adjusted cash earnings per diluted share from continuing operations	$0.91	$0.84

Adjusted earnings before interest, income taxes ("EBIT", "Operating income"), depreciation and amortization ("EBITDA") from continuing operations:
EBIT from continuing operations	$132,752	$108,376
Depreciation and amortization	33,736	31,989
Amortization of discount on convertible notes	(6,131)	(6,069)
EBITDA from continuing operations	160,357	134,296
Special items (a)	17,328	26,625
Adjusted EBITDA from continuing operations	177,685	160,921

EBITDA from continuing operations to net cash flows from operating activities:
EBITDA from continuing operations	160,357	134,296
(Subtract)/Add:
Interest expense, net of investment income and amortization of discount on convertible notes	(23,310)	(23,393)
Income tax provision	(39,673)	(30,600)
Changes in certain assets and liabilities, net of effects from acquisition and divestitures of businesses	74,212	26,161
Net cash flows from operating activities of continuing operations	$171,586	$106,464

Segment Reconciliations - Long-Term Care Group ("LTC")
Adjusted Operating Income - LTC:
Operating income from continuing operations	152,584	129,817
Special items (a)	9,563	25,371
Adjusted operating income from continuing operations - LTC	162,147	155,188

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes and Definitions to Financial Information
($000s, except per share amounts and unless otherwise stated)
Unaudited

Footnotes:
Non-GAAP Information:
Omnicare, Inc. (“Omnicare” or the “Company”) management believes that presenting certain non-GAAP financial measures, which exclude items not considered part of the core operating results of the Company and certain non-cash charges and also includes certain tax deduction amounts ("Special Items"), enhances investors' understanding of how Omnicare management assesses the performance of the Company's business. Omnicare management uses non-GAAP measures for budgeting purposes, measuring actual results, allocating resources and in determining employee incentive compensation. Omnicare's method of calculating non-GAAP financial results may differ from those used by other companies and, therefore, comparability may be limited.

(a)	Financial results included Special Items and Cash EPS adjustments as described below:

	Q1 2014		Q1 2013
	Pretax	After Tax (7)	Pretax	After Tax (7)
EBIT:
Settlement, litigation and other related charges (1)	$7,052	$4,321	$22,619	$13,913

Other charges
Acquisition and other related costs (2)	—	—	537	330
Separation costs (3)	10,276	6,298	3,469	2,134
Subtotal - Other charges	10,276	6,298	4,006	2,464
Subtotal - EBIT Special Items	17,328	10,619	26,625	16,377

Interest Expense:
Amortization of discount on convertible notes (4)	6,131	3,757	6,069	3,733
Subtotal - Interest Expense Special Items	6,131	3,757	6,069	3,733
Subtotal - Special Items	23,459	14,376	32,694	20,110

Cash EPS Items:
Amortization of intangibles	7,917	4,852	8,535	5,247
Goodwill amortization tax deduction (5)	—	7,046	—	9,447
Convertible debt tax deduction (6)	—	8,074	—	6,626
Subtotal - Cash EPS Items	7,917	19,972	8,535	21,320

Grand Total - Special Items	$31,376	$34,348	$41,229	$41,430

(1)
Operating income includes settlement, litigation and other related charges for resolution of certain large customer disputes, regulatory matters with various states and regulatory agencies, qui tam lawsuits and purported class and derivative actions against the Company. Additionally, Omnicare has made, and will continue to make, disclosures to the applicable governmental agencies of amounts, if any, determined to represent over-payments from the respective programs and, where applicable, those amounts, as well as any amounts relating to certain inspections, audits, inquiries and investigations activity are included in the pretax special item reflected in the table.

(2)	Operating income includes acquisition and other related costs primarily related to professional fees and acquisition related restructuring costs for acquisitions.

(3)	Operating income includes separation related costs and accelerated stock based compensation expense for certain employees.

(4)	The Company recorded non-cash interest expense from the amortization of debt discount on its convertible notes.

(5)	The tax benefit of being able to deduct goodwill amortization.

(6)	The tax benefit of being able to deduct higher interest expense on our convertible debt than what is actually paid.

(7)	The tax effect was calculated by multiplying the tax-deductible pretax amounts by the appropriate effective tax rate.
Discontinued Operations:
During the fourth quarter of 2013, the Company's end-of-life hospice pharmacy business as well as certain retail operations qualified for discontinued operations treatment. As such, the results from continuing operations for all periods presented have been revised to reflect the results of these businesses as discontinued operations, including certain expenses of the Company related to the classification as discontinued operations.